SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2012

DYCOM INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction) of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11770 U.S. Highway One, Suite 101

Palm Beach Gardens, Florida 33408

(Address of principal executive offices) (Zip Code)

(561) 627-7171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

In connection with the Stock Purchase Agreement entered into on November 19, 2012, among Dycom Industries, Inc. (“Dycom”), a wholly-owned subsidiary, PBG Acquisition III, LLC, Quanta Services, Inc. and Infrasource FI LLC (the “Stock Purchase Agreement”), which is described more fully in Dycom’s Current Report on Form 8-K filed on November 20, 2012 (Film No. 121219367), the audited combined financial statements of Quanta Services, Inc. Telecommunications Infrastructure Services Group as of and for the years ended December 31, 2011 and 2010, and the accompanying notes thereto, are attached hereto as
Exhibit 99.1

The unaudited condensed combined balance sheets of Quanta Services, Inc. Telecommunications Infrastructure Services Group as of September 30, 2012 and the unaudited condensed combined statements of operations and statements of cash flows of Quanta Services, Inc. Telecommunications Infrastructure Services Group for the nine months ended September 30, 2012 and 2011, and the accompanying notes thereto, are attached hereto as Exhibit 99.2

The acquisition contemplated by the Stock Purchase Agreement has not yet closed and remains subject to closing conditions set forth therein.

(b) Pro forma financial information.

The unaudited pro forma combined condensed balance sheet of Dycom Industries, Inc. as of October 27, 2012, the unaudited pro forma combined condensed statement of operations of Dycom Industries, Inc. for the year ended July 28, 2012, and the unaudited pro forma combined condensed statement of operations of Dycom Industries, Inc. for the three months ended October 27, 2012 are attached hereto as Exhibit 99.3

(d)	Exhibits.

23.1 Consent of Independent Registered Public Accounting Firm.

99.1 Audited combined financial statements of Quanta Services, Inc. Telecommunications Infrastructure Services Group as of and for the years ended December 31, 2011 and 2010, and the accompanying notes thereto.

99.2 Unaudited condensed combined financial statements of Quanta Services, Inc. Telecommunications Infrastructure Services Group as of September 30, 2012 and for the nine months ended September 30, 2012 and 2011, and the accompanying notes thereto.

99.3 Unaudited pro forma combined financial information of Dycom Industries, Inc. as of October 27, 2012 and for the year ended July 28, 2012 and the three months ended October 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 28, 2012

DYCOM INDUSTRIES, INC. (Registrant)

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Vice President, General Counsel and Corporate Secretary